                                                                 EXHIBIT 2.k.(i)

================================================================================






                            ADMINISTRATION AGREEMENT


                                     Between


                            THE CHASE MANHATTAN BANK,
                                As Administrator,


                                       and


               AMERITRADE AUTOMATIC COMMON EXCHANGE SECURITY TRUST



                           ---------------------------



                               Dated as of  , 1999


                           ---------------------------







================================================================================

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----

                                                ARTICLE I

                                       DEFINITIONS; INTERPRETATION

Section 1.1. Defined Terms...............................................................................1
Section 1.2. Interpretation..............................................................................2

                                                ARTICLE II

                                       APPOINTMENT OF ADMINISTRATOR

Section 2.1. Appointment of Administrator; Acceptance of Appointment.....................................2
Section 2.2. Services of Administrator...................................................................3
Section 2.3. Power of Attorney...........................................................................4
Section 2.4. Delivery of Certain Documents...............................................................4

                                               ARTICLE III

                                            THE ADMINISTRATOR

Section 3.1. Conditions to Duties of the Administrator...................................................4
Section 3.2. Merger. ....................................................................................5
Section 3.3. Compensation................................................................................5
Section 3.4. Indemnification.............................................................................5

                                   ARTICLE IV

                    RESIGNATION AND REMOVAL OF ADMINISTRATOR

Section 4.1. Removal.....................................................................................6
Section 4.2. Resignation.................................................................................6
Section 4.3. Appointment of Successor....................................................................7
Section 4.4. Effectiveness of Resignation or Removal.....................................................7
Section 4.5. Acceptance by Successor.....................................................................7

                                                ARTICLE V

                                           RECORDS AND REPORTS

Section 5.1. Books and Records; Inspection and Copying...................................................7
Section 5.2. Access to Information.......................................................................7






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
                                                ARTICLE VI

                                              MISCELLANEOUS

Section 6.1. Term of Agreement ..........................................................................8
Section 6.2. No Assumption of Liability..................................................................8
Section 6.3. Notices.....................................................................................8
Section 6.4. Governing Law; Severability.................................................................8
Section 6.5. Amendments; Waivers.........................................................................8
Section 6.6. Non-Assignability...........................................................................9
Section 6.7. Provisions of Law to Control................................................................9
Section 6.8. No Third Party Rights; Successors and Assigns...............................................9
Section 6.9. Counterparts................................................................................9










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                            ADMINISTRATION AGREEMENT


         ADMINISTRATION AGREEMENT, dated as of , 1999, between The Chase Manhattan Bank, a New York banking corporation (the "Administrator"), and Ameritrade Automatic Common Exchange Security Trust, a trust organized under the laws of the State of New York under and by virtue of an Amended and Restated Trust Agreement, dated as of o, 1999 (such trust and the trustees thereof acting in their capacity as such being referred to in this Agreement as the "Trust").


                                   WITNESSETH:

         WHEREAS, the Trust is a non-diversified, closed-end management investment company, as defined in the Investment Company Act of 1940 (the "Investment Company Act"), formed to purchase and hold certain U.S. treasury securities (the "Treasury Securities"), to enter into and hold [a] forward purchase contract[S] (the "Contract[S]") [REVISE AS NECESSARY] with an existing shareholder of Ameritrade Holding Corporation (the "Company") and to issue $ Trust Automatic Common Exchange Securities (the "Securities") to the public in accordance with the terms and conditions of the Trust Agreement referred to below; and

         WHEREAS, the Trust desires to engage the services of the Administrator to assume certain duties and responsibilities of the Trustees of the Trust under the Trust Agreement and the Investment Company Act and to undertake certain services on behalf of and subject to the supervision of the Trustees as provided in this Agreement; and

         WHEREAS, the Administrator is qualified and willing to assume such duties and responsibilities and to undertake to render such services, subject to the supervision of the Trustees, on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, the parties, intending to be bound, agree as follows:

                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

         Section 1.1. Defined Terms.

         (a) Capitalized terms used and not otherwise defined in this Agreement have the respective meanings specified in the Trust Agreement.

         (b) As used in this Agreement, the following terms have the following meanings:

                  "Administrator" has the meaning specified in the preamble to this Agreement.

                  "Agreement" means this Administration Agreement.

                  "Company" has the meaning specified in the recitals to this Agreement.

                  "Contract[S]" has the meaning specified in the recitals to this Agreement.

                  "Indemnification Expenses" has the meaning specified in the Indemnity Agreement.

                  "Investment Company Act" has the meaning specified in the recitals to this Agreement.

                  "Securities" has the meaning specified in the recitals to this Agreement.

                  "Treasury Securities" has the meaning specified in the recitals to this Agreement.

                  "Trust" has the meaning specified in the preamble to this Agreement.

                  "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of , 1999, constituting the Trust.

         Section 1.2. Interpretation.

         (a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference is to Articles or Sections of, or Exhibits or Schedules to, this Agreement unless otherwise indicated.

         (b) The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

         (c) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (d) Any reference to any statute, regulation or agreement is a reference to such statute, regulation or agreement as supplemented or amended from time to time.





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



                                   ARTICLE II

                          APPOINTMENT OF ADMINISTRATOR

         Section 2.1. Appointment of Administrator; Acceptance of Appointment. The Trust hereby appoints the Administrator, and the Administrator hereby accepts such appointment, to provide the services enumerated in this Agreement.

         Section 2.2. Services of Administrator. Subject to the supervision of the Trustees, the Administrator shall effect the matters set forth further in Sections 2.3, 2.4 and 2.5 of the Trust Agreement, to the extent such responsibilities can lawfully be delegated to the Administrator; provided, however, that the Administrator shall not (i) render investment advisory services to the Trust as defined in the Investment Company Act or the Investment Advisers Act of 1940; (ii) have the power to sell the Contract[S] or the Treasury Securities except as provided in Sections 2.5 of the Trust Agreement; or (iii) have the power to select the independent public accountants for the Trust. Additionally, the Administrator shall be responsible for rendering the following services:

                  (a) if so directed by the Seller, instruct the Paying Agent to pay, from the amounts payable to the Seller pursuant to the Contract[S], the fees and expenses of the Trust incurred in connection with the public offering of the Securities and the costs and expenses incurred in connection with the organization of the Trust;

                  (b) instruct the Paying Agent to effect the transactions set forth in Sections 2.3, 2.4 and 2.5 and Article III of the Trust Agreement;

                  (c) with the approval of the Trustees, engage legal and other professional advisors, subject to clause 2.2(iii) above;

                  (d) when the Trust is required to select and engage an independent investment banking firm under the Contract[S], to select and engage such a firm, subject to the requirements of the Contract[S] (including Section 8.1 thereof) and inform the Trustees promptly after making such selection and engagement;

                  (e) receive all demands, bills and invoices for expenses incurred by or on behalf of the Trust, and pay the same, or cause the Paying Agent to pay the same, out of moneys paid to the Administrator pursuant to the Expense Agreement but in no event out of any assets of the Trust, except as provided in Section 2.2(a), and give notice to the Seller (as defined in the Expense Agreement) of any claim for Indemnification Expenses or any threatened claim for Indemnification Expenses as provided in Section 2.4(b) of the Indemnity Agreement;



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                  (f) (i) prepare and mail, file or publish, or, as appropriate, direct the Paying Agent to prepare and mail, file or publish, any notices, proxies, reports and other communications required to be mailed or published pursuant to the Trust Agreement or the Investment Company Act, (ii) keep (or cause to be kept) all the books and records of the Trust (other than those to be kept by the Paying Agent), and
         (iii) prepare (or cause to be prepared) and, as necessary, file (or cause to be filed) any and all reports, returns and other documents as required under the Investment Company Act, the Securities Exchange Act of 1934, or the Code, or, as reasonably requested by the Trustees, under any other applicable laws, rules or regulations or otherwise; provided, however, that responsibility for the adequacy and accuracy of any such notices, proxies, reports, communications, books, records, returns and other documents shall be that of the Trustees; and provided further, however, that the Administrator shall have no liability for the adequacy or accuracy of such notices, proxies, reports, communications, books, records, returns and other documents;

                  (g) at the request of the Trustees and upon being furnished with such reasonable security and indemnity against any related expense or liability as the Administrator may require, institute and prosecute, in accordance with the instructions of the Trustees, legal or other appropriate proceedings to enforce any and all rights and remedies of the Trust;

                  (h) receive and review on behalf of the Trust all notices, reports, certificates and other documents regarding the Contract[S] and the Treasury Securities;

                  (i) make all necessary arrangements with respect to meetings of Trustees and meetings of Holders, including, without limitation, the preparation of notices, proxies and minutes, subject to the approval of Trustees; and

                  (j) in conjunction with the Trustees, determine and publish, in such manner as the Trustees shall direct in writing, the Trust's net asset value in accordance with the Trust's policy as set forth in the Prospectus.

         Section 2.3. Power of Attorney. The Trust hereby appoints the Administrator, acting through any duly appointed officer, as its attorney-in-fact and agent for the purpose of performing the duties prescribed in Section 2.2(f)(iii) and 2.2(i).

         Section 2.4. Delivery of Certain Documents. The Trust will deliver to the Administrator, promptly following the execution of this Agreement: (a) a complete conformed copy of the registration statement of the Trust under the Securities Act and the Investment Company Act, including all amendments, exhibits and schedules thereto and (b) the EDGAR access codes (Central Index Key, CIK Confirmation Code, Password and Password Modification Access Code) employed to file such registration statement.

                                   ARTICLE III

                                THE ADMINISTRATOR

         Section 3.1. Conditions to Duties of the Administrator. The provisions of Section 8.1(a) of the Collateral Agreement shall apply, mutatis mutandis, to the Administrator in the performance of its duties hereunder as if it were the Collateral Agent acting under the Collateral Agreement. Without limiting the generality of such provisions, the Administrator (i) at its own cost, may select and employ independent accountants acceptable to the Trustees (other than the independent public accountants referred to in clause 2.2(iii) of this Agreement and Section 2.2(d) of the Trust Agreement) to keep the financial books and records of the Trust, to prepare the financial statements of the Trust and to prepare Trust tax returns, and (ii) should the Trustees fail to do so, may select and engage attorneys acceptable to the Trustees to prepare annual, semiannual and periodical reports, notices of meetings and proxy statements, annual reports to Holders of the Securities and other documents required under the Investment Company Act or the Securities Exchange Act of 1934.

         Section 3.2. Merger. Any corporation or association into which the Administrator may be converted or merged or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, merger, consolidation, sale or transfer to which it is a party, shall be and become the successor Administrator hereunder without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, provided that such corporation or association meets the requirements set forth in the Trust Agreement.

         Section 3.3. Compensation.

         (a) For services to be rendered by the Administrator pursuant to this Agreement, and for the payment of Trust expenses pursuant to Section 2.2(e) of this Agreement, the Administrator shall receive only such fees and expenses as shall be paid to it pursuant to the terms of the Expense Agreement and shall have no recourse to the assets of the Trust for the payment of any such amounts.

         (b) If and to the extent that the Trust shall request the Administrator to render services for the Trust, other than those to be rendered by the Administrator hereunder, and if the Administrator agrees to render such services, such additional services shall be compensated separately on terms to be agreed upon between the Administrator and the Trust from time to time.

         Section 3.4. Indemnification. The Trust shall indemnify and hold the Administrator harmless from and against any loss, damages, cost or expense (including the costs of investigation, preparation for and defense of legal and/or administrative proceedings related to a claim against it and reasonable attorneys' fees and disbursements), liability or claim incurred by reason of any inaccuracy in information




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


furnished to the Administrator by the Trust, or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, provided that the Administrator shall not be indemnified and held harmless from and against any such loss, damages, cost, expense, liability or claim incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or its reckless disregard of its duties and obligations hereunder. Such indemnity shall survive the resignation, removal or discharge of the Administrator and the termination of this Agreement.


                                   ARTICLE IV

                    RESIGNATION AND REMOVAL OF ADMINISTRATOR

         Section 4.1. Removal.

         (a) Subject to Section 4.4, the Trust may remove the Administrator by written notice at any time if any of the following events shall occur:

                  (i) If the Administrator shall violate any provision of this Agreement, the Trust Agreement or the Investment Company Act and, after notice of such violation, shall not cure such default within 30 days; or

                  (ii) If the Administrator ceases to meet the requirements set forth in Section 2.2(a) of the Trust Agreement; or

                  (iii) If the Administrator shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or a receiver, conservator, liquidator, or trustee shall be appointed for or with respect to the Administrator, or for all or substantially all of its property, or a court of competent jurisdiction shall approve any petition filed against the Administrator for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

                  (iv) If the Administrator shall institute proceedings for voluntary bankruptcy, or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver or conservator for or in respect of the Administrator for all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (v) Upon the voluntary or involuntary dissolution of the Administrator or, unless the Trust shall have given its prior written consent thereto, the merger or consolidation of the Administrator with any other entity; or

                  (vi)  At any time upon 60 days' prior written notice.



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If any of the events specified in clauses (ii), (iii), (iv) or (v) of this
Section 4.1(a) shall occur, the Administrator shall give immediate written notice thereof to the Trust.

         (b) Subject to Section 4.4, the Administrator shall be removed immediately upon (i) termination of the Trust Agreement, (ii) termination of the Paying Agent Agreement, (iii) termination of the Collateral Agreement, (iv) termination of the Custodian Agreement, or (v) the resignation or removal of the Paying Agent, the Collateral Agent or the Custodian.

         Section 4.2. Resignation. Subject to Section 4.4, the Administrator may at any time resign by giving 60 days' written notice by registered or certified mail to the Trust in accordance with the provisions of Section 6.3. Such resignation shall take effect upon the appointment of a successor Administrator by the Trust.

         Section 4.3. Appointment of Successor. If the Administrator hereunder shall resign or be removed, a successor may be appointed by the Trust by an instrument or concurrent instruments in writing signed by the Trustees. Every such successor Administrator appointed pursuant to the provisions of this Agreement shall satisfy the requirements set forth in Section 2.2(a) of the Trust Agreement.

         Section 4.4. Effectiveness of Resignation or Removal. No resignation or removal of the Administrator shall be effective until a successor Administrator shall have been appointed and shall have accepted the duties of the Administrator. If, within 30 days after notice by the Administrator to the Trust or by the Trust to the Administrator of any such resignation or removal, no successor Administrator shall have been selected and accepted the duties of the Administrator, the Administrator may apply to a court of competent jurisdiction for the appointment of a successor Administrator.

         Section 4.5. Acceptance by Successor. Every successor Administrator appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Trust an instrument in writing accepting such appointment hereunder, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Such predecessor shall, nevertheless, on the written request of its successor or the Trust, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Administrator shall forthwith deliver all records or other property of the Trust then in its possession or custody to its successor.


                                    ARTICLE V

                               RECORDS AND REPORTS

         Section 5.1. Books and Records; Inspection and Copying. The Administrator shall keep (or cause to be kept) appropriate, and reasonably detailed and accurate,




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books and records of all its activities pursuant to this Agreement. The Trustees shall have the right to inspect such books and records during the Administrator's normal business hours upon reasonable request, and to make copies of the same at the expense of the Trust.

         Section 5.2. Access to Information. The Administrator shall make available to each of the Trustees all information it receives and compiles with respect to the Contract[S] and the Treasury Securities, the monies available to the Trust, the financial condition of the Trust and all other relevant matters concerning the Trust.


                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.1. Term of Agreement. This Agreement shall continue in effect until the completion of the liquidation of the Trust in accordance with Section 8.3(c) of the Trust Agreement.

         Section 6.2. No Assumption of Liability. By executing this Agreement, none of the Trustees assumes any personal liability hereunder.

         Section 6.3. Notices.

         (a) All notices and other communications provided for in this Agreement, unless otherwise specified, shall be in writing (including transmittals by telex or telecopier) given at the addresses set forth in the following sentences or at such other addresses as may be designated by notice duly given in accordance with this Section 9.3 to each other party hereto. Until such notice is given, (i) notices to the Administrator shall be directed to it at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Telecopier No. (212) 946-3638, Attention: Collateral Management Services; (ii) notices to the Trust or the Trustees shall be directed to the Trustees at [850 Library Avenue, Suite 204, Newark, Delaware 19711, Telecopier: (302) 738-7210]; and (iii) notices to Seller[S] shall be directed to it at , Telecopier .

         (b) Each such notice given pursuant to Section 6.3(a) shall be effective (i) if sent by certified mail (return receipt requested), 72 hours after being deposited in the United States mail, postage prepaid or five days after being deposited in the mail of another country, postage prepaid; (ii) if given by telex or telecopier, when such telex or telecopied notice is transmitted (with electronic confirmation of transmission or verbal confirmation of receipt); or (iii) if given by any other means, when delivered at the address specified in this Section 6.3.

         Section 6.4. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this




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


Agreement shall not render any other provision or provisions contained in this Agreement unenforceable or invalid.

         Section 6.5. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Administrator and the Trust or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 6.6. Non-Assignability. This Agreement and the rights and obligations of the parties hereunder may not be assigned or delegated by either party without the prior written consent of the other party, and any purported assignment without such consent shall be void.

         Section 6.7. Provisions of Law to Control. This Agreement shall be subject to the applicable provisions of the Investment Company Act and the rules and regulations of the Commission thereunder. To the extent that any provisions contained in this Agreement conflict with any applicable provisions of the Investment Company Act or such rules and regulations, the latter shall control.

         Section 6.8. No Third Party Rights; Successors and Assigns. This Agreement is not intended and shall not be construed to create any rights in any person other than the Administrator and the Trust and their respective successors and assigns and no person shall assert any rights as third party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements contained in this Agreement by or on behalf of the Administrator and the Trust shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of the Trust and its successors and assigns.

         Section 6.9. Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of which shall be an original, but all of which shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument.



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


         IN WITNESS WHEREOF, the parties hereto have caused this Administration Agreement to be duly executed and delivered as of the first date set forth above.

                                               THE ADMINISTRATOR:


                                               THE CHASE MANHATTAN BANK,
                                               as Administrator



                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               THE TRUST:


                                               AMERITRADE AUTOMATIC COMMON
                                               EXCHANGE SECURITY TRUST


                                               By:
                                                  ------------------------------
                                                  [Name],
                                                  as Trustee


                                               By:
                                                  ------------------------------
                                                  [Name],
                                                  as Trustee


                                               By:
                                                  ------------------------------
                                                  [Name],
                                                  as Trustee